Exhibit 99.2

 CITADEL SECURITY SOFTWARE RECEIVES $5.2 MILLION ORDER FROM CIVILIAN GOVERNMENT
                                     AGENCY

  ADDITIONAL OPTIONS BRING POTENTIAL ORDER VALUE TO APPROXIMATELY $14 MILLION

DALLAS, TX - MARCH 13, 2006 - Citadel Security Software Inc. (NASDAQ: CDSS), a leader in enterprise vulnerability management and policy enforcement solutions, announced today that the company has received an order from a major government system integrator for a civilian government agency. This order includes Citadel's flagship product, Hercules(R), security content and customer support services. The initial value of the order is $5.2 million. The order includes options for the government agency to acquire additional licenses, content and support over the next five years. If all options are exercised by the agency, the total value of the order will be approximately $14 million.

"Citadel's Hercules(R) was selected after a competitive and thorough evaluation process by this new customer," said Steve Solomon, CEO of Citadel Security Software. "Our comprehensive vulnerability management and compliance solution will enhance the protection of this critical government agency's information systems-providing vital cyber security support in this increasingly security conscious environment. This project will provide comprehensive end-to-end asset discovery and security policy compliance as well as automated vulnerability management and remediation. We're honored to have been selected and entrusted to further improve our nation's cyber security through the protection of this critical infrastructure."

Organizations are becoming more vigilant in minimizing security risks and ensuring an efficient method to audit policies and track compliance. Citadel's Hercules protects an organization's network against all five classes of vulnerabilities- unsecured accounts, unnecessary services, mis-configurations, backdoors and software defects -across a multi-platform, multi-device environment.

With a library of over 25,000 tested vulnerability remedies across Windows and UNIX platforms and interoperability with industry leading network scanners and vulnerability assessment tools, Citadel gives organizations of all sizes the ability to avoid problems, resolve issues in real time, and cut down on the time to remediation. Hercules(R) allows the organization to import and accumulate data from multiple sources; review, approve and customize resolutions; and systematically deploy vulnerability fixes.

ABOUT CITADEL SECURITY SOFTWARE INC.
Citadel Security Software Inc. delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the US Department of Defense, at the Veterans Administration, and within other government and commercial organizations of all sizes. For more information on Citadel, visit http://www.citadel.com, or call 888-8CITADEL.

SAFE HARBOR/FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the economic and geopolitical environment; changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects such that there can be no assurance of the funding of the future order options; there is no assurance that the government agency will exercise the additional options; the variability of the product sales cycle, including longer sales cycles for government and large commercial orders; the uncertainty that the company's prospective deals will result in final orders; the


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potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of orders; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; the company's ability to attract and retain qualified personnel; and the potential for adjustments to the amounts in previously presented unaudited financial tables as a result of the completion of the audit process. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.


Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.